UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934


                       Report for Event: March 14, 2003


                             DAINE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



  Delaware                    000-17330                     11-2881685
(State of other        (Commission File Number)      (IRS Identification Number)
jurisdiction of


              6603-99th Street, Edmonton, Alberta, Canada    T6E 3P7
              (Address of principal executive offices)      (Zip Code)

               Registrant's telephone number, including area code:
                                 (780) 414-1771

                             Registrant's Attorney:
                                The Baum Law Firm
                                  Mark L. Baum
                                  P.O. Box 1688
                         Solana Beach, California 92075
                               Tel: (858) 523-1112
                               Fax: (858) 523-9619
                              Website: www.tblf.com
                                       ------------


               461 Beach 124 Street, Belle Harbor, NY 11694-0007
         (Former name or former address, if changed since last report.)

                         This Report Consists of 2 Pages

Item 4 Changes in Registrant's Certifying Accountant

The Board of Directors recently made a change to retain Wong, Johnson & Associates ("Wong") as the Company's accountant. On February 25, 2003, the Board of Directors received written confirmation from Greenberg & Company ("Greenberg") that the auditor/client relationship between the Company and Greenberg has ceased.

The reports of Greenberg on the Company's financial statements for the past 2 fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were the statements qualified or modified as to audit scope or accounting principles. Further, the financial statements were not qualified or modified as to any other uncertainties.

The Company and Greenberg have not, in connection with the audit of the Company's financial statements for the previous 2 fiscal years, or for any subsequent interim periods, had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement, if not resolved to Greenberg's satisfaction, would have caused Greenberg make reference to the subject matter of the disagreement in connection with its reports.

On March 14, 2003, the Board of Directors approved a resolution to engage the services of Wong, Johnson & Associates. At the time of this filing, Wong has been engaged.

The Company had no relationship with Wong required to be reported pursuant to Regulation S-B Item 304 (a) (2) during the previous 2 fiscal years, or the subsequent interim periods prior to and including November 13th, 2002.


Item 7 Financial Statement and Exhibits

Exhibit 16-1     Letter confirming cessation of the auditor/client relationship.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Daine Industries, Inc
                                         (Registrant)


Dated: March 14, 2003               By:/s/Tim Carruthers
                                          ------------------------
                                          Tim Carruthers
                                          CEO/Director